FIRST
                                   FINANCIAL
                                   FUND, INC.

                              Gateway Center Three
                              100 Mulberry Street
                         Newark, New Jersey 07102-4077


                                  July 30, 2002


To our Stockholders:

         There are less than two weeks remaining until the 2002 Annual Meeting of Stockholders of First Financial Fund, Inc. (the "Fund") on August 12, 2002. AT STAKE IS THE FUTURE SUCCESS OF YOUR FUND. Your fund:

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  *  is the #1  closed-end  equity  fund  over  10  years  (as of  December  31,
     2001);/1/

  *  is  the#1  closed-end  sector  equity  fund  for year  ended  December  31,
     2001);/2/

  * is the best performing closed-end fund over the past 15 years (as of April 30, 2002);/3/

  *  has the following average annual total returns as of June 30, 2002:

                               1-year:   33.2%
                               5-year:   12.2%
                              10-year:   25.7%/4/
--------------------------------------------------------------------------------

         For these reasons, the Board of Directors urges you to re-elect the incumbents, Eugene C. Dorsey and Robert E. La Blanc, as Class I Directors of the Fund, by signing, dating and mailing the enclosed WHITE proxy card in the postage-paid return envelope as soon as possible.

         The election of the Horejsi candidates may very well lead to the conversion of the Fund into another Horejsi Group-controlled "Boulder Fund," which would mean:

     o   changing the Fund's long-standing investment objective and focus;
     o replacing the Fund's successful adviser, Wellington Management Company, LLP, and its portfolio manager, Nicholas C. Adams, with a Horejsi Group-affiliated company and its employees;
     o paying nearly twice as much in advisory fees (which could net the Horejsi Group adviser over $4 million in annual fees);/5/ and
     o relying upon a majority of Fund Directors who are beholden to the Horejsi Group.

These are ample reasons why you do not want the Horejsi Group to take control of your Fund.

         WE URGE YOU TO VOTE FOR THE INCUMBENTS, MESSRS. DORSEY AND LA BLANC. DON'T LET THE HOREJSI GROUP'S INFLAMMATORY STATEMENTS FOOL YOU. THEY ARE ONLY MEANT TO DISTRACT YOU FROM THE GROUP'S SILENCE ABOUT ITS PLANS TO TAKE CONTROL OF THE FUND.

         Please sign, date, and return the enclosed WHITE proxy card in the enclosed postage-paid return envelope. PLEASE IGNORE ANY GREEN PROXY CARDS YOU MAY RECEIVE FROM THE HOREJSI GROUP OR ITS SOLICITORS. IF YOU HAVE ALREADY VOTED A GREEN PROXY CARD, YOU MAY STILL SUBMIT A WHITE PROXY CARD, WHICH WOULD CANCEL YOUR VOTE ON THE GREEN PROXY CARD. Should you need another copy of our proxy materials, or if you have any questions or need other assistance, please call the Fund's proxy solicitor, Georgeson Shareholder Communications Inc., toll free at (800) 530-2809.

         DO NOT LET THE HOREJSI GROUP TAKE THIS FUND AWAY FROM YOU! YOU ARE THE FUND'S OWNERS--WE URGE YOU TO VOTE TO CONTINUE THE FUND'S SUCCESS INTO THE FUTURE. PLEASE VOTE THE WHITE CARD TO DEFEAT THE HOREJSI GROUP'S SECRET PLANS.


                                        Sincerely,

                                        /s/ Tom Mooney

                                        Thomas T. Mooney
                                        Chairman of the Board of Directors
                                        First Financial Fund, Inc.


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/1/  By Lipper, Inc., a global leader in supplying fund information.
/2/  By Lipper, Inc.
/3/ By The Internet Closed-End Fund Investor, a service whose mission is to educate investors about closed-end funds and to provide information that may be useful in making investment decisions concerning closed-end funds, and CDA/Wiesenberger, a leading provider of fund information.
/4/  Past performance is not a guarantee of future results.
/5/ As reported in a July 26, 2002 article in Ignites.com, a daily, on-line investment management newsletter.